NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands leveraging Carry-out and Delivery service in response to COVID-19
Company draws down revolving credit facility and withdraws financial guidance for 2020

TAMPA, Fla., March 20, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today provided the following update in response to the COVID-19 outbreak:

“The health and safety of our customers, team members and their families is our top priority,” said David Deno, CEO of Bloomin’ Brands. “We remain committed to servicing our communities as we navigate through the current environment. As part of this effort, we will leverage our carry-out service and delivery network, to customers at home, as well as provide limited in-restaurant dining in areas where available.”

Increased Cash Reserves
The Company has a cash position of over $400 million after drawing down substantially all of its revolving credit facility. The increased borrowings were taken as a precautionary measure to provide additional financial flexibility.

2020 Outlook
Due to the current unprecedented global market and economic conditions, the Company is withdrawing its financial guidance for the fiscal year ending December 27, 2020. The Board of Directors has also suspended the quarterly cash dividend. The Company plans to provide an update on its fiscal First Quarter earnings call.

“In addition to expanding our growing carry-out and delivery business, we have taken actions to tightly manage costs in this new environment,” said Chris Meyer, CFO of Bloomin’ Brands. “These actions, combined with our strong cash reserves, address near-term volatility under current market conditions.”

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 outbreak and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.